UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 5, 2025, Katapult Holdings, Inc. (the “Company”) entered into the Limited Waiver (the “Limited Waiver”) to our Amended and Restated Loan and Security Agreement, dated as of June 12, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, the “Refinancing Agreement”), by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company, Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto (the “Lenders”) which, among other things, waived the Company's failure to maintain the required Minimum Trailing Three Month Net Originations as of July 31, 2025, as required by the Refinancing Agreement and the other Refinancing Documents, resulting in the occurrence of a Default and/or Event of Default under the Refinancing Agreement).

This description of the Limited Waiver does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Limited Waiver, which the Company’s intends to file as an Exhibit to its next Periodic Report on Form 10-Q.

Important Information for Investors and Stockholders

In connection with the issuance of equity securities pursuant to the Refinancing Transaction the Company has filed with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the Refinancing Transaction. The Definitive Proxy Statement and proxy card have been mailed to the Company’s stockholders of record as of the close of business on June 16, 2025. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You can obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about the Company, at the SEC’s Internet site (http://www.sec.gov). Copies of the Definitive Proxy Statement and the SEC filings incorporated by reference in the Definitive Proxy Statement will also be provided to the Company’s stockholders, without charge, by directing a request to: Katapult Holdings, Inc., 5360 Legacy Drive, Building 2, Plano, Texas 75024-3105, Attention: Corporate Secretary, or emailing ir@katapultholdings.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the transaction. Information concerning persons who may be deemed participants in the solicitation of the Company’s stockholders under the rules of the SEC are set forth in the Definitive Proxy Statement that was filed with the SEC.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, our ability to obtain stockholder approval for the issuance of equity securities in connection with the Refinancing Transaction, and our ability to satisfy the other conditions in the Refinancing Agreement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable us and our management, are inherently uncertain and are subject to various risks and uncertainties, including, without limitation those risks and uncertainties, including but not limited to, those factors discussed in greater detail in the risk factor disclosure included in the Definitive Proxy Statement, in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”) including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that we filed with the SEC on May 15, 2025 and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 5, 2025	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer